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                                                                             CBS
                                                                   EXHIBIT 10(q)

[CBS Letterhead]

As of July 5, 1999


Mr. Leslie Moonves
1045 North Bundy Drive
Los Angeles, CA 90049

Re:  STAFF EMPLOYMENT AGREEMENT

Dear Mr. Moonves:

Reference is hereby made to the Agreement dated as of May 17, 1995, as amended as of June 29, 1995, October 16, 1995 and January 20, 1998 (collectively the "Agreement") between you and us, in connection with your services for CBS.

You and we have agreed, and do hereby agree, to amend the Agreement as follows, effective as of July 5, 1999:

    1. Subparagraph 1(a) of the Agreement shall be amended by extending the "Employment Term", as defined in the Agreement, so that it shall continue through and end on July 16, 2004 (in lieu of July 16, 2000, as previously provided for in the Agreement). Each Contract Year of the Term, as hereby extended, shall commence July 17 and continue through July 16 of the applicable Contract Year. Said subparagraph is further amended by deleting any reference therein to the "CBS Committee."

    2. Subparagraph 1(b) of the Agreement is hereby deleted and, in lieu thereof, is replaced with the following:

    "(b) Executive shall report directly and only to the person who is Chief Executive Officer of CBS Corporation (currently, Mel Karmazin)."

    3. Subparagraph 1(c) of the Agreement is hereby amended by modifying the last proviso of the first sentence of that subparagraph to provide as follows:


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Mr. Leslie Moonves
As of July 5, 1999
Page 2


    "And, in addition to such authority and responsibility to run CED, Executive shall, beginning July 9, 1999, have full authority and responsibility to run the CBS Television Network (the "Network"), the CBS Television Stations (the "Stations"), and all related operations of the Network and the Stations, including full authority and responsibility for CBS Enterprises and all of its units, CBS Productions and King World, all in accordance with CBS policies and practices."

    4. The current subparagraph 1(d) of the Agreement is hereby deleted and, in lieu thereof, is replaced with the following:

    "So long as this Agreement is not terminated pursuant to paragraph 7 below and Executive is rendering services hereunder, Executive shall provide executive services to CBS in the manner determined by the person who is Chief Executive Officer of CBS Corporation (currently, Mel Karmazin)."

    5. Subparagraph 2(a) of the Agreement is hereby amended to provide that, commencing July 5, 1999, and continuing through the remainder of the fourth Contract Year (i.e., through July 16, 1999) and thereafter through each of the remaining Contract Years (i.e., through the end of the Term), the base salary payable to Executive shall be $3,000,000 per annum.

    6. Subparagraph 2(b) of the Agreement (which shall hereinafter be subparagraph 2(b)(i)) is hereby amended to provide that the bonus payment payable to Executive pursuant to the Agreement shall be increased to $2,500,000 per annum in each remaining Contract Year of the Employment Term, commencing with the fifth Contract Year (i.e., the Contract Year commencing July 17, 1999). The remainder of subparagraph 2(b), with respect to any bonus payments, shall remain unchanged.

    7. The Agreement is hereby amended by adding the following subparagraph 2(b)(ii) (which together with subparagraph 2(b)(i) shall collectively be referred to as subparagraph 2(b)):

    "In addition to the base salary and bonus payments payable pursuant to subparagraphs 2(a) and 2(b)(i) of the Agreement, CBS hereby agrees that the "Committee" as defined under the


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Mr. Leslie Moonves
As of July 5, 1999
Page 3


    CBS Corporation 1998 Executive Annual Incentive Plan (the "Plan") will establish an annual incentive award opportunity for Executive under the Plan for each Contract Year, at a target amount of $2,000,000, based on achievement of financial and other goals as determined by the Compensation Committee of the CBS Board of Directors."

    8. Paragraph 3 of the Agreement is hereby amended to provide that Executive acknowledges that CBS has recently made changes in the pension plans for the various business units of CBS, and that he shall participate in any such pension plans in accordance with the provisions of the plans as they have been modified and as they may be further modified during the Term (with the understanding that he shall be eligible to participate in and receive benefits under any plan offered by CBS, other than those that are offered exclusively to a particular business unit or units). Executive shall be eligible to participate in the CBS Fund the Future Plan, in accordance with the provisions of that Plan as it may be modified from time to time. CBS agrees to provide to such person as may be designated by Executive a description of all pension plans applicable to Executive, including a description of all modifications, deletions and/or additions to the plans since the inception of Executive's employment with CBS and including all pertinent information relating to the Fund the Future Plan. Executive has designated George Savitsky (Executive's business manager) as the person to whom such information should be sent.

    9. Paragraph 6 of the Agreement is hereby amended to provide that Executive acknowledges that he has been furnished with a copy of the CBS Corporate Directive on Personal Conflicts of Interest, dated June 1, 1999 ("Conflicts Policy"), and that all references to "Conflicts Policy" in paragraph 6 shall hereinafter be deemed to refer to the CBS Corporate Directive on Personal Conflicts of Interest, dated June 1, 1999. All references in said paragraph 6 to the "CBS Policy Summary" shall be deleted.

    10. Paragraph 7 of the Agreement is hereby amended by deleting, in the second and third grammatical paragraphs of said paragraph 7, the references to paragraph 11 of the Agreement. Said paragraph 7 is further amended to reflect that the insurance obtained by CBS to cover Executive shall provide coverage of $10,000,000, on terms and conditions currently in effect, during the Employment Term, as herein amended.

    11. Paragraph 11 of the Agreement is hereby deleted in full, and will


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Mr. Leslie Moonves
As of July 5, 1999
Page 4



hereinafter have no further force or effect whatsoever.

    12. Paragraph 15 of the Agreement is hereby amended by deleting, in the second sentence of said paragraph, the reference to "Peter Keegan, Executive Vice President and Chief Financial Officer," and, in lieu thereof, inserting "Frederic G. Reynolds, Executive Vice President and Chief Financial Officer" and by deleting the reference to "Ellen Oran Kaden, Executive Vice President, General Counsel and Secretary," and, in lieu thereof, inserting "Louis J. Briskman, Executive Vice President and General Counsel". The remainder of said paragraph (including said second sentence) shall remain unchanged.

    13. Paragraph 16 of the Agreement is hereby amended by adding the following and additional grammatical paragraphs at the end of said paragraph 16:

    "Executive hereby acknowledges that on or about January 27, 1999, he was granted non-qualified stock options to purchase an aggregate of 250,000 shares of common stock of CBS Corporation under the Plan, as defined above in this paragraph 16. Such stock option grant is reflected in and governed by a stock option agreement executed by CBS Corporation and Executive, whose terms shall be amended to be consistent with the terms of the stock option agreement referred to in the grammatical paragraph immediately below."

    "In addition to the foregoing, CBS has granted to Executive non-qualified stock options to purchase an aggregate of 1,000,000 shares of common stock of CBS Corporation under the Plan. Such option for 1,000,000 shares shall have an exercise price per share of $41.6875, the fair market value (as defined in the Plan) of the CBS Corporation common stock on the grant date for said options (June 14, 1999). Thirty-three and one-third percent of such options (i.e., 333,333 shares of such options) shall vest at the end of each of the next following two years, commencing on June 15, 2000, with the final one-third (i.e., 333,334 shares) vesting on June 15, 2002. The options will expire on June 13, 2009. Such stock option grant shall be reflected in and governed by a stock option agreement, whose terms shall be consistent with the terms of the stock option agreements applicable to the prior grants by CBS to Executive of 500,000 options on June 17, 1997 and 290,000 options on July 28, 1997, to be executed by CBS Corporation and provided to Executive upon his execution of this agreement."


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Mr. Leslie Moonves
As of July 5, 1999
Page 5


    14. Paragraph 17 of the Amendment is hereby amended to acknowledge that CBS no longer owns or leases airplanes. CBS has nevertheless agreed that it shall provide chartered airplanes for Executive's use, consistent with prior practice.

    15. The Agreement shall be further amended to provide that whenever any notice is sent to Executive, a copy shall also be sent to Del, Shaw, Blye & Moonves, 2029 Century Park East, Suite 33910, Los Angeles, CA 90067, Attention:
Ernest Del, Esq.

Except as expressly provided hereinabove in this amendatory letter agreement, all of the other terms and conditions of the Agreement, as amended (including by the Amendment) shall remain unchanged and are hereby in all respects ratified and confirmed.

Please indicate your agreement to the foregoing by signing in the space provided below and delivering a copy of this amendatory letter agreement, bearing your signature, to Anthony Ambrosio at CBS.

Very truly yours,

CBS Broadcasting Inc.



By /s/ Mel Karmazin
  -----------------

Accepted and Agreed:



/s/ Leslie Moonves
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Leslie Moonves


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